UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 6, 2026

Aspire Biopharma Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41293	33-3467744
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

23150 Fashion Drive, Suite 232

Estero, Florida 33928

(Address of Principal Executive Offices)

(415) 592-7399

(Registrant’s Telephone Number)

194 Candelaro Drive, #233

Humacao, PR 00791

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ASBP	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	ASBPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 6, 2026, Aspire Biopharma Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), up to 25,000 shares (the “Shares”) of the Company’s newly-designated Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), which Preferred Stock is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as more fully described in the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designation”).

Pursuant to the Certificate of Designation, which was filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on February 6, 2026, subject to Stockholder Approval (as defined below), each share of Preferred Stock is convertible at the option of the holder into shares of Common Stock at a conversion price equal to 80% of the lowest closing price of our Common Stock as of the closing of the Principal Market (as such term is defined in the Certificate of Designation) for each of the five (5) Trading Days (as such term is defined in the Certificate of Designation) immediately prior to the date of conversion, or other date of determination (but in no event less than the floor price), subject to certain adjustments as set forth in the Certificate of Designation (the “Conversion Price”). The floor price is equal to 20% of the Minimum Price (as such term is defined by the rules and regulations of The Nasdaq Stock Market LLC under Nasdaq Listing Rule 5635(d)(1)(A)) or such lower amount as permitted, from time to time, by the Principal Market (the “Floor Price”). The number of shares of Common Stock issuable upon conversion of a share of Preferred Stock shall be determined by dividing (x) the stated value of the Preferred Stock to be converted by (y) the Conversion Price.

The shares of Preferred Stock will be convertible immediately upon issuance, at the option of the holder, at the Conversion Price, subject to a conversion cap that limits the conversion of the Preferred Stock such that an Investor may not beneficially own more than 4.99% of the shares of Common Stock that would be issued and outstanding following such conversion (the “Maximum Percentage”). An Investor may decrease or increase the Maximum Percentage by written notice to the Company from time to time to any other percentage not in excess of 9.99%, provided that any increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, provided further that a holder shall not convert any Preferred Stock to the extent that, after giving effect to such conversion, the aggregate number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock would exceed 19.99% of the issued and outstanding shares of the Company’s Common Stock unless and until the Company has obtained the shareholder approval required by Nasdaq Listing Rule 5636(d) (“Shareholder Approval”).

Pursuant to the Securities Purchase Agreement, the Company closed on an aggregate of 13,750 Shares resulting in gross proceeds of $11,000,000 including the conversion of $943,801 in existing debt into Shares on the same terms, before deducting fees to be paid to the placement agents and financial advisors of the Company and other estimated offering expenses payable by the Company.

RBW Capital Partners, LLC acted as placement agent for the Offering. As compensation in connection with the Offering, the Company paid the placement agent a placement agent fee equal to $900,000.

The Offering

The initial closing of the issuance of Preferred Stock occurred on or February 6, 2025 (the “Initial Closing”). At the Initial Closing, the Company issued 13,750 Shares of Preferred Stock for aggregate gross proceeds of $11,000,000 million, which included $943,801 of debt that converted into Preferred Shares on the same terms. Subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, a second closing may take place, pursuant to which the Company may issue up to 12,500 additional Shares of Preferred Stock for aggregate proceeds not to exceed $10,000,000 (the “Second Closing”). The Second Closing is contingent on the effectiveness of the registration statement to register the shares of Common Stock issuable upon conversion of the Shares and receipt of Shareholder Approval.

As a result of the Offering, and as of the date of this filing, the Company believes it has stockholders’ equity in excess of $2.5 million, which is the minimum requirement applicable to the Company for continued listing on The Nasdaq Capital Market. The Company awaits Nasdaq’s formal confirmation of compliance.

The securities issued in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. There is no established public trading market for the Preferred Stock, and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

In connection with the Offering, the Company will file a proxy statement with the United States Securities and Exchange Commission (the “Commission”) seeking the approval of its stockholders for (i) the transactions contemplated by the Securities Purchase Agreement, (ii) the issuance of the Preferred Stock and the Common Stock issuable upon the conversion of the Preferred Stock, (iii) a reverse stock split of the Company’s Common Stock at a range of one for five (1-for-5) to a maximum of one for five hundred (1-for-500) shares, whether effected in a single transaction or in multiple transactions, and all related amendments to the Company’s certificate of incorporation, and (iv) an amendment to the Company’s certificate of incorporation to effect an increase in the Company’s authorized shares to the extent required to issue the securities. Pursuant to the Securities Purchase Agreement, the Company shall file the proxy statement within ten (10) business days after the initial closing.

In addition, the Company and each Investor entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, within fifteen (15) days following the Initial Closing, the Company shall file a resale registration statement on Form S-1 (or Form S-3 if the Company is S-3 eligible) providing for the resale by the Investors of the Registrable Securities (as defined in the Registration Rights Agreement) and to use its best efforts to cause such resale registration statement to be declared effective by the staff of the Commission within forty five (45) days following the Initial Closing, or within sixty five (65) days in the event of a review by the Commission.

Pursuant to the Securities Purchase Agreement, the Investors have the right to appoint one (1) director to our Board of Directors.

The Securities Purchase Agreement and Registration Rights Agreement contain certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Securities Purchase Agreement and Registration Rights Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement and Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties.

The form of the Securities Purchase Agreement and Registration Rights Agreement, are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of the Certificate of Designation, the Preferred Stock, and the Common Stock and the terms of the Securities Purchase Agreement and Registration Rights Agreement are subject to, and qualified in their entirety by, the full text of such documents, where applicable, which are filed herewith or incorporated herein by reference.

No statement in this report or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 and below in Item 8.01 below are hereby incorporated by reference into this Item 3.02. The Preferred Stock is being sold and, upon conversion the securities underlying the Preferred Stock, will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain; Compensatory Arrangements of Certain Officers.

On February 6, 2026, Donald G. Fell resigned from the Aspire Biopharma Holdings, Inc.’s (“the Company”) board of directors (the “Board”). Mr. Fell’s decision to resign is not due to any disagreement with the Company, the Board of Directors, or any member of the Company’s management.

In connection with this transition, and the resignation of Suren Ajjarapu Philip Balatsos has been appointed to fill one of the vacancies on the Board of Directors left by the aforementioned resignations.

Philip Balatsos

Philip Balatsos is a Senior financial markets executive with experience in foreign exchange and emerging market sales and trading. He has a proven track record of driving revenue growth, expanding institutional client relationships, and building businesses across global markets. His experience spans bulge-bracket banks, international financial institutions, entrepreneurial ventures, and public company boards. He is presently holds a senior position at Oscar Gruss & Son Inc. in foreign exchange sales and trading. He previously served as vice president of foreign exchange and emerging markets rates sales and trading at XP Investments US LLC and was the director of foreign exchange hedge fund sales at Barclays Capital. He currently serves on the Board of Directors of Ciso Global, Inc. and Inspire Veterinary Partners, Inc. (OTCMKTS: IVPR), and served on the Board of Directors of Sadot Group Inc. from October 2019 through December 2023. He earned his Bachelor of Science in business administration from Skidmore College.

Item 7.01 Regulation FD Disclosure

On February 11, 2026, the Company issued a press release announcing that the Company entered into the Securities Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in this Item 7.01 (including Exhibit 99.1 hereto), is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s intended use of the net proceeds from the Offering, the filing and timing of a resale registration statement. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks associated with market conditions; risks associated with the Company’s cash needs; and risks and uncertainties associated with the Company’s business and finances in general; and other risks and uncertainties set forth from time to time in the Company’s filings with the Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement, dated February 6, 2026 by and among Aspire Biopharma Holdings, Inc. and the purchasers named therein
10.2	Form of Registration Rights Agreement, dated February 6, 2026 by and among Aspire Biopharma Holdings, Inc. and the holders named therein
99.1	Press Release dated February 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRE BIOPHARMA HOLDINGS, INC.

	By:	/s/ Ernest Scheidemann
Ernest Scheidemann
Chief Financial Officer

Date: February 12, 2026